UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 8, 2019

(Date of earliest event reported)

Imperva, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35338	03-0460133
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3400 Bridge Parkway

Redwood Shores, California 94065

(Address of principal executive offices) (Zip Code)

(650) 345-9000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 8, 2019, Imperva, Inc. (“Imperva”) held a special meeting of stockholders (the “Special Meeting”) at Imperva’s principal executive offices in Redwood Shores, California.

As of December 4, 2018, the record date for the Special Meeting, there were 35,436,746 shares of Imperva common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 24,976,761 shares, or approximately 70.48% of all outstanding shares of Imperva common stock, were present either in person or by proxy. Three proposals were presented to Imperva’s stockholders at the Special Meeting, with Imperva’s Board of Directors (the “Board”) unanimously recommending a vote “FOR” each of the proposals, as further described in the definitive proxy statement filed with the Securities and Exchange Commission on December 5, 2018 (the “Definitive Proxy Statement”).

The first proposal (the “Merger Proposal”) was to approve and adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated October 10, 2018, by and among Imperva, Imperial Purchaser, LLC and Imperial Merger Sub, Inc. (“Merger Sub”), providing for the merger of Merger Sub with and into Imperva, with Imperva as the surviving corporation (the “Merger”)

The second proposal (the “Compensation Proposal”) was to approve, on a non-binding advisory basis, the compensation payable to Imperva’s named executive officers based on or otherwise relating to the Merger.

The third proposal (the “Adjournment Proposal”) was to approve the adjournment of the Special Meeting to a later date, if the Board determined that it was necessary or appropriate and permitted by the Merger Agreement, to solicit additional proxies if there was not a quorum present or represented by proxy at the time of the Special Meeting, or to give Imperva stockholders additional time to evaluate new material information or disclosure.

The Merger Proposal and the Compensation Proposal were both approved and adopted. The Adjournment Proposal was rendered moot and was not submitted to a vote at the Special Meeting. The table below shows the final voting results from the Special Meeting.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Merger Proposal	24,731,035	166,714	79,012	0
Compensation Proposal	24,337,883	515,175	123,703	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERVA, INC.

Date: January 8, 2019	By:	/s/ Mike Burns
Mike Burns
Chief Financial Officer